EXHIBIT 10.1

STOCK PURCHASE AGREEMENT

BETWEEN

Elkhorn Goldfields, LLC

AS SELLER

AND

CSI Resources, Inc.,

(a wholly-owned subsidiary of Consolidation Services, Inc.)

AS PURCHASER

Executed on May 2, 2011

Section 1.                      SCHEDULES TO THE STOCK PURCHASE AGREEMENT AMONG

ELKHORN GOLDFIELDS, LLC, CSI RESOURCES, INC., AND CONSOLIDATION SERVICES, INC.

Schedule No.                        Description

1(c)	Assumed liabilities of CSI.

3(b)	Interim Financing Transaction

4(a)	The Excluded Assets of (I) Montana Tunnels Mining, Inc and (II) Elkhorn Goldfields, Inc.

5(a)	The Excluded Liabilities of (I) Montana Tunnels Mining, Inc and (II) Elkhorn Goldfields, Inc.

7(a)	Exceptions to Title of (I) Montana Tunnels Mining, Inc and (II) Elkhorn Goldfields, Inc.

7(c)	Legal Proceedings; Claims of (I) Montana Tunnels Mining, Inc and (II) Elkhorn Goldfields, Inc.

7(d)	Material Agreements, Contracts, Commitments, Obligations and Understandings of (I) Montana Tunnels Mining, Inc and (II) Elkhorn Goldfields, Inc.

7(e)	Court Orders and Decrees of (I) Montana Tunnels Mining, Inc and (II) Elkhorn Goldfields, Inc.

7(f)	Governmental Authorizations for (I) Montana Tunnels Mining, Inc and (II) Elkhorn Goldfields, Inc.

7(g)	Compliance with Laws of (I) Montana Tunnels Mining, Inc and (II) Elkhorn Goldfields, Inc.

7(h)	Environmental Claims relating to (I) Montana Tunnels Mining, Inc and (II) Elkhorn Goldfields, Inc.

7(i)	Employee Benefit Plans for (I) Montana Tunnels Mining, Inc and (II) Elkhorn Goldfields, Inc.

7(l)	Financial Statements of (I) Montana Tunnels Mining, Inc and (II) Elkhorn Goldfields, Inc.

7(n)	Taxes

i

7(m)	The Seller’s Undisclosed Liabilities and Conditions of (I) Montana Tunnels Mining, Inc and (II) Elkhorn Goldfields, Inc.

7(o)	Changes Outside of Ordinary Course of (I) Montana Tunnels Mining, Inc and (II) Elkhorn Goldfields, Inc.

7(q)	Non-cancelable contracts of (I) Montana Tunnels Mining, Inc and (II) Elkhorn Goldfields, Inc.

7(s)	Insurance of (I) Montana Tunnels Mining, Inc and (II) Elkhorn Goldfields, Inc.

7(t)	Rights of Third Parties of (I) Montana Tunnels Mining, Inc and (II) Elkhorn Goldfields, Inc.

7(x)	Exceptions to Properties of (I) Montana Tunnels Mining, Inc and (II) Elkhorn Goldfields, Inc.

8(k)	Compliance with Laws by CSI and Purchaser.

8(l)	Hazardous Materials and Nuisance of CSI and Purchaser.

8(m)	Employment Benefit Plans of CSI and Purchaser

8(p)	Changes Outside of Ordinary Cause of CSI and Purchaser.

8(q)	Undisclosed Liabilities of CSI and Purchaser.

8(t)	Insurance Policies of CSI and Purchaser.

8(u)	Rights of Third Parties of CSI and Purchaser.

8(v)	Capital Expenditures of CSI and Purchaser.

ii

ARTICLE IEXHIBITS TO THE STOCK PURCHASE AGREEMENT AMONG ELKHORN GOLDFIELDS, LLC, CSI RESOURCES, INC., AND CONSOLIDATION SERVICES, INC.

Exhibit No.	Description

2(a)	Form of 4% Series A Consolidation Services, Inc. Convertible Preferred Stock Certificate of Designation and Preferences

iii

STOCK PURCHASE AGREEMENT (the “Agreement”) dated May 2, 2011 (hereinafter referred to as the “Signing Date” or the “Signing”) by and among Elkhorn Goldfields, LLC, a Delaware limited liability company (the “Seller”), CSI Resources, Inc., a Nevada corporation (the “Purchaser”) and Consolidation Services, Inc., a Delaware corporation (“CSI”).  Seller, Purchaser and CSI are collectively referred to herein as the “Parties.”

W I T N E S S E T H

WHEREAS, the Purchaser is a wholly-owned subsidiary CSI;

WHEREAS, the Seller has been engaged in the business of owning and operating precious metal mines, mining and processing facilities (the “Business”), which Business shall cease as currently organized and be reconstituted as a new business of the Purchaser;

WHEREAS, the Seller wishes to sell and the Purchaser wishes to purchase all of the capital stock and ownership of two wholly-owned subsidiaries of the Seller; Elkhorn Goldfields, Inc., a Montana corporation and Montana Tunnels Mining, Inc., a Delaware corporation.

NOW, THEREFORE, in consideration of the foregoing and the terms, conditions, representations, warranties and mutual covenants appearing in this Agreement, the parties hereto hereby agree as follows:

Section 1.                      Purchase and Sale.  Upon the terms and subject to the conditions set forth in this Agreement, at the Closing (as hereinafter defined), the Seller shall sell, assign, transfer and deliver to the Purchaser, and the Purchaser shall purchase, acquire, accept and take possession of all of the Seller’s right, title and interest in and to the following securities (“Stock”) from the Seller.

(a)           All of the issued and outstanding ownership and securities of Elkhorn Goldfields Inc., and

(b)           All of the issued and outstanding ownership and securities of Montana Tunnels Mining, Inc.

The Stock shall be conveyed free and clear of all liabilities, obligations, liens, security interest and encumbrances of any character whatsoever, except for those liabilities and obligations, if any, which are expressly assumed by the Purchaser hereunder (the “Assumed Liabilities”), as set forth on Schedule 1(c) attached hereto.

Section 2.                      Purchase Price.  In full consideration for the sale, transfer, conveyance, assignment and delivery of the Stock by the Seller to the Purchaser and in reliance upon the representations and warranties made herein by the Seller and for other consideration set forth herein, the Purchaser hereby agrees to pay to the Seller at the Closing (as hereinafter defined) a purchase price (the “Purchase Price”) of ONE MILLION (1,000,000) Shares of 4% Series A Convertible Preferred Stock of CSI (the “CSI Shares”) in the form of Certificate of Designation and Preferences annexed hereto as Exhibit 2(a), with a face value of Three Hundred and Fifty Dollars ($350.00) per share.  The Purchase Price shall be payable at the Closing as described in Section 3 below.

Section 3.                      Description of Components of Purchase Price and Other Payments.

(a)           Payment of Purchase Price to the Seller at Closing.  Upon the completion by the parties of their respective closing conditions under this Agreement (unless waived in writing by the parties hereto), the Purchaser shall pay to the Seller the Purchase Price, payable in CSI Shares, in exchange for delivery of the Stock at the Closing.

(b)           Effective Date of the Sale.  The parties hereto agree that the purchase and sale of the Stock shall be accounted for as if such transactions had occurred prior to the opening of business on the Closing Date (the “Effective Date”) regardless of when the Closing in fact occurs.  The Purchaser shall realize any operating profit or loss from the operation of the business of the Seller after the Effective Date, except as set forth on Schedule 3(b) attached hereto.

(c)           Rule 144 Reporting.  With a view to making available the benefits of certain rules and regulations of the Securities and Exchange Commission (the “Commission”) which may at any time permit the sale of the CSI Shares to the public without registration, CSI agrees to:

(i)           Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act of 1933 (the “Securities Act”), at all times commencing six (6) months from the Closing Date;

(ii)           Use reasonable, diligent efforts to file with the Commission in a timely manner all reports and other documents required of CSI under the Securities Exchange Act of 1934 (the “Exchange Act”); and

(iii)           So long as the Seller or its assignee owns any CSI Shares, to furnish to the Seller forthwith upon request a written statement by CSI as to its compliance with the reporting requirements of said Rule 144 and of the Exchange Act, a copy of the most recent annual or quarterly report of CSI, and such other reports and documents of CSI as the Seller may reasonably request in availing itself of any rule or regulation of the Commission allowing a holder of restricted securities to sell any such securities without registration.

Section 4.                      Excluded Assets.

(a)           The Seller shall retain ownership of those assets of the Business underlying the Stock transferred to the Purchaser pursuant to this Agreement, which specifically listed on Schedule 4(a) attached hereto.

(b)           Seller shall allow CSI and Purchaser and their representatives and professional advisers access to all business records of the Business that relate to conduct of the Business prior to Closing.  Such access shall be related to a bona fide business purpose of CSI and Purchaser, and shall be conducted during normal business hours following forty-eight (48) hour advance notice of the need to review such records.  CSI and Purchaser may also make and retain copies of any such business records it determines appropriate either before or after Closing.

(c)           CSI and Purchaser shall allow Seller and its representatives and professional advisers access to all business records of CSI and Purchaser prior to Closing.  Such access shall be related to a bona fide business interest of Seller, and shall be conducted during normal business hours following forty-eight (48) hour advance notice of the need to review such records.  Seller may also make and retain copies of any such business records it determines appropriate either before or after Closing.

Section 5.                      INTENTIONALLY DELETED

Section 6.                      Signing and Closing.  The Signing Date shall take place on May 2, 2011.  The closing of the sale and purchase of the Stock provided for in Sections 1 and 2 of this Agreement (the “Closing”) shall take place at the Las Vegas offices of CSI on the 30th day of June, 2011, or such other time and place as the parties may agree.  The day on which the Closing occurs is sometimes hereinafter referred to as the “Closing Date.”

Section 7.                      Representations and Warranties of the Seller.  Except as set forth in the correspondingly numbered section of the Seller disclosure schedules, the Seller warrants and represents to the Purchaser and CSI as follows:

(a)           Title.  Except as set forth in Schedule 7(a) of this Agreement, the sale, conveyance, transfer and delivery of the Stock by the Seller to the Purchaser pursuant to this Agreement will transfer full legal and equitable right, title and interest in the Stock to the Purchaser, free and clear of all liens, mortgages, charges, claims, liabilities, security interests and encumbrances of any nature whatsoever.

(b)           Capacity; Organization; Existence.  The Seller has full capacity to enter into and perform under this Agreement, and all other agreements to be entered into by the Seller in connection with the transactions contemplated hereby (the “Other Agreements”) and to consummate such transactions; and no other consent or joinder of any other persons or corporations is required.  This Agreement has been, and each of the Other Agreements executed by the Seller hereunder will at the Closing, be duly authorized, executed and delivered by the Seller.  This Agreement constitutes, and each of the Other Agreements executed by the Seller will constitute, the legal, valid and binding obligations of the Seller enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights generally or by general equitable principles.  The Seller is a limited liability company duly organized and validly existing under the laws of the State of Delaware.  The Seller has full power and authority to conduct its business as it is now being conducted and is duly qualified to do business in each jurisdiction where the nature of the property owned or leased, or the nature of the business conducted by the Seller requires such qualification.  The Seller has all necessary licenses and authority to operate its business as now being conducted in the State of Montana.

(c)           Legal Proceedings; Claims.  Except as set forth in Schedule 7(c) of this Agreement, the Seller is not a party to any pending litigation, arbitration or administrative proceeding or investigation, with respect to or relating to the Stock or underlying assets or the Business and, to the Seller’s knowledge and belief, no litigation, arbitration or administrative proceeding or investigation that would have a material adverse effect on the Stock or the Business is threatened.

(d)           Description of Material Contracts.  Schedule 7(d) contains a complete and correct list as of the date hereof of all material agreements, contracts and commitments, obligations and understandings involving aggregate consideration in excess of $10,000 which are not set forth in any other Schedule delivered hereunder, of the following types, written or oral (the “Material Agreements”) which relate to the Business and to which the Seller is a party or by which it or any of its properties or other assets are bound, as of the date hereof:

Seller is not and, to Seller's knowledge, no other party is in default under (i) any security agreements and other agreements and instruments relating to the borrowing of money or extension of credit; stock option, pension, retirement, deferred compensation, hospitalization and other life, health or disability insurance, holiday, sick leave, severance, vacation, tuition reimbursement, personal loan and product purchase discount, policy manuals, or other plans, agreements, trusts, funds or arrangements for the benefit of employees (whether or not legally binding); and (ii) purchase contracts or other contracts.  All of the Material Agreements constitute valid and legally binding obligations of the parties thereto, enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights generally or by general equitable principles, are in full force and effect and, except as otherwise specified in Schedule 7(d).  There is not under any Material Agreement any existing default by Seller, or event which, after notice or lapse of time, or both, would constitute a default or result in a right to accelerate or loss of rights under any Material Agreement.  The Seller has not received any written notice of termination of any Material Agreement.  True and complete copies of all of the Material Agreements have been made available to the Purchaser.

(e)           Court Orders and Decrees.  Except as set forth on Schedule 7(e), the officers of the Seller have not received written notice that there is outstanding, pending, or threatened any order, writ, injunction or decree of any court, governmental agency or arbitration tribunal against or affecting the Stock.

(f)           Approvals and Authorizations.  The Seller has obtained all necessary consents, approvals or authorizations in connection with the transactions contemplated hereby that are required by law in order to make this Agreement binding upon the Seller, except for transfer approvals to be obtained post-closing those consents, approvals or authorizations which individually or in the aggregate would not have a materially adverse effect on the Stock.   Except as disclosed on Schedule 7(f), Seller has obtained and is maintaining all federal, state and local governmental licenses, permits, franchises, orders, exemptions, variances, waivers, authorizations, certificates, consents, rights, privileges and applications therefor (the "Governmental Authorizations") that are presently necessary or required for the operation of the Business as currently operated, the loss of which would have a material adverse effect.  Except as disclosed in Schedule 7(f) and except as would not have a material adverse effect, (i) Seller (and any of its third party contractors or Affiliates) has operated the Business in accordance with the conditions and provisions of such Governmental Authorizations, and (ii) no notices of violation have been received by Seller, and no proceedings are pending or, to Seller's knowledge, threatened in writing that might result in any modification, revocation, termination or suspension of any such Governmental Authorization or which would require any corrective or remediation action by Seller.

(g)           Compliance With Laws.  Schedule 7(g) attached hereto contains a correct and complete list of all material Governmental Authorizations which are required in connection with the Seller’s Business and the execution, delivery or performance of this Agreement, all of which have been obtained and are in full force and effect.  The Seller has not received any written notice of any violation with respect to any such consent, permit, license or other regulatory order that remain unabated.  Neither the ownership nor use of the Stock nor the conduct of the Business as presently conducted conflicts with the rights of any other person, firm or corporation or violates, or with or without the giving of notice or the passage of time, or both, will violate, conflict with or result in a default, right to accelerate or loss of rights under, any terms or provisions of the Seller’s Certificate of Formation or Operating Agreement as presently in effect, or any lien, encumbrance, mortgage, deed of trust, lease, license, agreement, understanding (hereinafter collectively referred to as “Liens”), or Laws to which the Seller is a party or by which it or the Stock may be bound or affected.  “Laws” shall mean any statute, law, or regulation of any Governmental Bodies (as defined below).

(i)           Except as disclosed on Schedule 7(g), the Business has been and currently have been conducted in accordance with good mining practices and in material compliance with the provisions and requirements of laws of all Governmental Bodies (any federal, state, local, municipal, or other governments; any governmental, regulatory or administrative agency, commission, body or other authority exercising or entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power; and any court or governmental tribunal) having jurisdiction with respect to the Business, or the ownership, operation, development, maintenance, or use of any thereof.

(ii)           All permits and other Governmental Authorizations materially applicable to the Business are specified in the attached Schedule 7(g).

(iii)           Seller has acquired and maintains all Governmental Authorizations from appropriate Governmental Bodies necessary to conduct any operations now being performed in compliance with all applicable Laws;

(iv)           To the knowledge of Seller, Seller is in compliance with all such Governmental Authorizations, and all such Governmental Authorizations are in full force and effect; and

(v)           To the knowledge of Seller, there is no litigation pending or threatened, challenging or seeking revocation or limitation of any such Governmental Authorizations.

(vi)           All plans, applications, reports, certificates and other instruments filed by Seller with any Governmental Body with respect to its Business do not:

(a)           Contain any untrue statement of fact; or

(b)           Omit any material statement of fact necessary to make the statements therein not misleading.

(h)           Hazardous Material and Nuisance.  Except as disclosed on Schedule 7(h) attached hereto, to Seller’s knowledge there are no claims pending or threatened against the Seller relating to the Business and/or the Stock, for, with respect to, or as direct or indirect result of, the presence on or under, or the escape, seepage, leakage, spillage, discharge, or emission discharging, from the real property of the Seller of any “Hazardous Material,” including, without limitation, any losses, liabilities, damages, injuries, costs, expenses, reasonable fees of counsel or claims asserted or arising under the Comprehensive Environmental Response, Compensation and Liabilities Act (“CERCLA”), any so-called “Super Fund” or “Super Lien” law or any other applicable federal, state or local statute, law, ordinance, code, rule, regulation, order or decree now or at any time hereafter in effect, regulating, relating to or imposing liability or standards of conduct concerning any Hazardous Material.

(i)           Employee Benefit Plans.  Except as disclosed on Schedule 7(i) attached hereto, there is not now nor, since the Seller has owned the Business, has there ever been any “Employee Benefit Plan” (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), or any other profit sharing, deferred compensation, bonus, stock option, stock purchase, pension or other compensation plan, or any other plan or arrangement to benefit employees maintained or contributed to by the Seller or any person, firm or corporation (an “Affiliate”) which are members of a “controlled group of corporations” (within the meaning of Section 414(b) of the Code, except that 50% will be substituted for 80% in Section 1563(a) of the Code) with the Seller and in which any of the employees of the Seller or any Affiliate participates or is eligible to participate.  No funding deficiency exists or has existed with respect to any Employee Benefit Plan covering any present or former employee of the Seller or any Affiliate which may cause or result in a lien upon any of the Stock or underlying assets.

(j)           Absence of Certain Business Practices.  Neither the Seller, nor to its knowledge, any of its officers, employees or agents acting on its behalf, nor any other person acting on its behalf, has, directly or indirectly, within the past three (3) years given or agreed to give any gift or similar benefit to any customer, supplier, governmental employee or other person who is or may be in a position to help or hinder the Business (or assist the Seller in connection with any actual or proposed transaction) that (i) might subject the Seller to any damage or penalty in any civil, criminal or governmental litigation or proceeding, or (ii) if not given in the past would have had a materially adverse effect on the Stock, business or operation of the Business and if not continued in the future, would adversely affect the Stock, the Business or its operations or prospects.

(k)           Brokers.  The Seller has not entered into and will not enter into any agreement, arrangement or understanding with any person or firm which will result in an obligation of the Purchaser or CSI to pay any finder’s fee, brokerage commission, or similar payment in connection with the transactions contemplated by this Agreement.

(l)           Financial Statements.   The Seller has delivered to the Purchaser during the process of the Purchaser’s due diligence investigation copies of all financial statements requested by the Purchaser (hereinafter collectively called the “Financial Statements”) and which are attached hereto as Exhibit 7(l).  The Financial Statements were prepared by management of the Seller in the ordinary course of business and audited by Ehrhardt Keefe Steiner & Hottman PC for periods through and including the period ended December 31, 2010 (the “Balance Sheet Date”) and are materially complete and correct as shown on and as prepared from the books and records of the Seller and fairly present the financial condition of the Seller as at their respective dates and the results of the Seller’s operations for the periods covered thereby, and are true and correct statements in all material respects of the financial condition of the Seller at such Balance Sheet Date, and do not include or omit to state any fact which renders such Financial Statements materially false or misleading.  The Financial Statements of the Business are prepared in accordance with generally accepted accounting principles (“GAAP’).

(m)           Absence of Undisclosed Liabilities and Conditions.  Except as and to the extent reflected or reserved against on the face of the Financial Statements, and subject to the representations set forth in Section 7(l) above or as set forth on Schedule 7(m) attached hereto, or arising in the ordinary course of the Business, as of the Closing Date, the Business had no debts, liabilities or obligations (whether due or to become due, absolute, accrued, contingent or otherwise) of any nature whatsoever, including, without limitation, any foreign or domestic tax liabilities or deferred tax liabilities incurred in respect of or measured by the Business’ income, or its period prior to the Closing or any other debts, liabilities or obligations relating to or arising out of any act, transaction, circumstance or state of facts which occurred or existed on or before the Closing Date, whether or not then known, due or payable.  The Seller has no knowledge of any currently existing facts that materially adversely affect the Stock or Business.

(n)           Taxes.  Except as disclosed on Schedule 7(n), as of the Closing Date, all taxes, including, without limitation, income, property, sales, use, franchise, added value, employees’ income withholding and social security taxes, imposed by any governmental entity whatsoever, which are due or payable by the Seller in connection with the Business, and all interest and penalties thereon, have been paid in full, all tax returns required to be filed in connection therewith have been timely filed and all deposits required by law to be made by the Seller with respect to employee’s withholding taxes have been duly made.  Except as disclosed on Schedule 7(n), the Seller has not been delinquent in the payment of any tax, assessment or governmental charge or deposit and has no tax deficiency or claim outstanding, proposed or assessed against it.  Except for amounts accrued, but not payable as of the Effective Date, (i) the Seller is not liable for the payment of any taxes relating to the Stock or underlying assets or the operation of the Business, and (ii) the Purchaser shall have no liability for any taxes related to the ownership or operation of the Stock or underlying assets or the Business prior to the Effective Date.  Except as disclosed on Schedule 7(n), the Seller does not know of any tax deficiency or claim outstanding, proposed, or assessed against it with respect to any taxes, including, without limitation, income, property, sales, use, franchise, valued-added, employees’ income withholding, and social security taxes imposed by the United States or by an foreign country or by any state, municipality, subdivision, or instrumentality of the United States or of any foreign country, or by any other taxing authority that could have a material effect on the Purchaser, the Stock or underlying assets, or the Business, or result in the imposition of a tax lien upon any of the Stock or underlying assets.

(o)           Absence of Changes or Events.  Without limiting the foregoing, since the Balance Sheet Date and through the Closing Date, there has been no material change in the Business.  Except as set forth in Schedule 7(o) attached hereto, since the Balance Sheet Date, the Seller has conducted its business only in the ordinary course and has not:

(i)           Incurred any obligation or liability, except current liabilities for trade or business obligations incurred in the ordinary course of business and consistent with its prior practice, none of which liabilities materially and adversely affects the Stock or the Business;

(ii)           Mortgaged, pledged or subjected to lien, charge, security interest or any other encumbrance or restriction on any of the Stock;

(iii)           Except for the sale of inventory, in the ordinary course of business, sold, transferred, leased to others or otherwise disposed of any of the Stock;

(iv)           Received any notice of termination of any agreement or suffered any damage, destruction or loss which has had or, with the passage of time, could have a materially adverse effect on the Stock or the Business;

(v)           Made any change in its pricing, advertising or personnel practices inconsistent with its prior practice and prudent business practices prevailing in the mining industry;

(vi)           Suffered any change, event or condition which, has had or may have a materially adverse effect on the Stock, the Business or the operations or prospects thereof,

(vii)           Entered into any transaction, contract or commitment other than in the ordinary course of business which had a material adverse effect on the Stock or the Business; or

(viii)           Instituted, settled or agreed to settle any litigation, action or proceeding before any court or governmental body relating to the Seller, the Stock or the Business.

(p)           Accounts Receivable; Inventory.

(i)           The accounts receivable of the Seller are valid subsisting claims for the aggregate amounts thereof reflected in the Financial Statements net of the reserves or allowances for doubtful receivables reflected in the Financial Statements or thereafter in the Seller’s books and records uniformly maintained in accordance with the Financial Statements, accounted for in accordance with GAAP, and the Seller knows of no reason that would make such accounts receivable, taken as a whole, not collectible.

(ii)           The inventory of the Seller (a) has been purchased in the ordinary course of business, (b) has been fully paid for unless otherwise reflected in the Financial Statements, (c) is marketable or adequate provision for obsolescence has been provided, and (d) the Seller knows no reason that would make such inventory, taken as a whole, not marketable.

(q)           Labor Relations.  The Seller, in connection with the Business, is not (i) a party to any collective bargaining agreement relating to any of its employees and its employees have not recognized, are not required to recognize, and have not received a demand for recognition by, any collective bargaining representative, (ii) a party to any contract with and has no liability to any of its employees, agents, consultants, officers, sales representatives, distributors or dealers that is not cancelable by the Seller without penalty on not more than thirty (30) days’ notice, except as set forth on Schedule 7(q) attached hereto, (iii) subject to any strike or work stoppage in effect or threatened against the Business nor has any strike or work stoppage been authorized by any order, writ, injunction or decree of any court or federal, state, municipal or other governmental agency or instrumentality.

(r)           Books and Records.  The books and records of the Seller are, in all material respects, complete and correct and have been maintained in accordance with standard business practice.

(s)           Insurance.  Schedule 7(s) contains a correct and complete description of all policies of insurance by or on behalf of the Seller in which the Seller is named as an insured party, beneficiary or loss payable payee.  The Seller has at all times prior to the date hereof maintained and will at all times prior to the Closing Date maintain such insurance coverage.  There is no default notice of cancellation or non-renewal with respect to any material provision contained in any such policy.  Schedule 7(x) contains a correct and complete description of all outstanding insurance claims in excess of $25,000 made by or against the Seller for damage to or loss of property or income which have been referred to insurers or which the Seller believes to be covered by commercial insurance within the five years preceding the Effective Date.

(t)           Rights of Third Parties.  Other than as disclosed in Schedule 7(t), or specifically provided for in this Agreement, the Seller has not entered into any leases, licenses, easements or other agreements, recorded or unrecorded, granting rights to third parties in any real or personal property of the Seller, and no person or other corporation has any right to possession, use or occupancy of any of the property of the Seller.

(u)           Relationships with Vendors and Customers.  The Seller has no knowledge of any present conditions or state of facts or circumstances which would materially adversely affect the Business after the Closing Date.  To Seller’s knowledge its relationships with its customers, clients and vendors are satisfactory.  The Seller has no knowledge of any material outstanding claims of any of its customers or clients presently outstanding, pending or threatened against them.  The Seller has no knowledge of any present condition or state of facts or circumstances which would prevent the Business from being carried on by the Purchaser after the Closing Date in essentially the same manner as it is presently being carried on.

(v)           No Conflicts.  The execution, delivery and performance of this Agreement by Seller, and the transactions contemplated by this Agreement will not (i) violate any provision of the certificate of formation, operating agreement and other organizational documents of Seller, (ii) violate or result in breach, default (with due notice or lapse of time or both) or the creation of any lien or encumbrance or give rise to any right of termination, cancellation or acceleration under any of the terms, conditions or provision s of any note, bond, mortgage, indenture, license or agreement to which Seller or its Affiliates is a party or which affect the Business, (iii) violate any judgment, order, ruling, or decree applicable to Seller as a party in interest, (iv) violate any Laws applicable to Seller (except for rights to consent by, required notices to, and filings with or other actions by Governmental Bodies where the same are not required prior to the assignment of mining interests), (v) subject the Stock to any preemptive rights or preferential rights of purchase by any third party; or (vi) require any filing with, notification of or consent, approval or authorization of any Governmental Body, except any matter described in clauses (ii), (iii), (iv) or (v) above which would not have a material adverse effect.

(w)           Outstanding Capital Commitments.  As of the Effective Date, there were no commitment to make capital expenditures which are binding on the Business and which Seller reasonably anticipates will individually require expenditures by the owner of the assets after the Effective Date, other than those shown on Schedule 7(w).

(x)           Properties.  Except as set forth on Schedule 7(x) with respect to all real property and personal property ("Properties") described on Schedule 7(x).

(i)           The Properties have been maintained by Seller in compliance with all material agreements to which the Properties are subject and applicable Law;

(ii)           To the knowledge of Seller, no other party to any Property is in breach or default with respect to any of its material obligations thereunder;

(iii)           While any Property was owned by Seller, there has not occurred any event, fact or circumstance which with the lapse of time or the giving of notice, or both would constitute such a breach or default on behalf of Seller or, to the knowledge of Seller, with respect to any other parties; and

(iv)           There are no provisions under any contract or law applicable to the Properties that increase the royalty share or net revenue interest of the Seller thereunder.

(y)           Intellectual Property.  Except as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ownership or operation of Seller's Business after Closing, all activities relating to its Business, have been conducted in such a manner so as not to violate or infringe upon the rights, or give rise to any rightful claim of any person for copyright, trademark, service mark, patent, license or other intellectual property right infringement.

(z)           Equipment.  The equipment, machinery, fixtures and other tangible personal property and, improvements, (the "Equipment") used in the Business has been properly maintained in a commercially reasonable manner for the operation of the Business consistent with mining industry practices.

(aa)           Schedules.  The Seller has delivered to the Purchaser complete and correct Schedules, in form and substance reasonably acceptable to the Purchaser, as of the Closing Date, and complete and correct copies of the documents and other material from which such schedules were compiled.

(bb)           Accuracy.  No representation, warranty, covenant or statement by the Seller in this Agreement, the Schedules attached hereto and the certificates or other documents furnished or to be furnished to the Purchaser pursuant hereto, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact required to be stated herein or therein or necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not false or materially misleading.

Section 8.                      Representations and Warranties of the Purchaser and CSI.  Except as set forth in the correspondingly numbered section of the Purchaser and CSI disclosure schedules, each of the Purchaser and CSI, jointly and severally, warrants and represents to the Seller as follows:

(a)           Title.  The conveyance, transfer and delivery of the CSI Shares by CSI to the Seller pursuant to this Agreement will transfer full legal and equitable right, title and interest in the CSI Shares to the Seller, free and clear of all liens, mortgages, charges, claims, liabilities, security interests and encumbrances of any nature whatsoever.

(b)           Capacity.  The Purchaser and CSI have full right, power and capacity to execute, deliver and perform their respective obligations under this Agreement and the other documents required to be executed by the Purchaser or CSI in connection herewith and to consummate the transactions contemplated hereby.

(c)           Organization.

(i)           The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, and is a wholly-owned subsidiary of CSI.  The Purchaser has the corporate power and authority to carry on its business as now conducted and as will be conducted as supplemented by the business of Purchaser, and to own, lease or operate the properties and assets now used by it in connection therewith.

(ii)           CSI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and CSI has corporate power and authority to carry on its business as now conducted and to own, lease or operate the properties and assets now used by it in connection therewith.  CSI is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties make such qualification necessary.  All of the CSI Shares are validly issued, fully paid and nonassessable.

(d)           Consents and Approvals.  No governmental license, permit or authorization, and no registration or filing with any court, governmental authority or regulatory agency, is required in connection with the Purchaser’s and CSI’s execution, delivery or performance of this Agreement.

The Purchaser and CSI each shall execute, deliver and perform its obligations under this Agreement and no consent or other approval or any other party is required to be obtained by the Purchaser or CSI in connection with the transactions contemplated hereby.

(e)           Legal Proceedings.  Neither CSI nor the Purchaser is a party to or affected by any pending litigation, arbitration or any governmental proceeding or investigation that would in any manner affect its entering into this Agreement or performing the transactions contemplated hereby or that might result in any material adverse effect on the financial condition, business or properties of the Purchaser or CSI and to the best of their respective knowledge no such litigation, arbitration, proceeding or investigation is threatened.

(f)           Accuracy.  No representation, warranty, covenant or statement by the Purchaser or CSI in this Agreement, any Exhibit attached hereto, the Schedules attached hereto and the certificates or other documents furnished or to be furnished to the Sellers pursuant hereto (including the Schedules, if any, provided for in this Section 8 and Exhibits thereto), contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact required to be stated herein or therein or necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not false or materially misleading.

(g)           Binding Obligation.  This Agreement, and any other agreement required to be delivered by the Purchaser or CSI pursuant to this Agreement, has been duly executed and delivered by the Purchaser and CSI and constitutes the legal, valid and binding obligation of the Purchaser and CSI, enforceable against the Purchaser and CSI in accordance with its terms, except to the extent that such enforceability may be limited by general principles of equity or bankruptcy, insolvency and other similar laws affecting the enforcement of creditors’ rights generally.  All action of the Board of Directors of the Purchaser and CSI and all other corporate action necessary to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly taken.

(h)           Brokers; Finders.  No agent, broker, investment banker, person or firm acting on behalf of the Purchaser or CSI or any firm or corporation affiliated with the Purchaser or CSI or under their authority is or will be entitled to any brokers’ or finders’ fee or any other commission or similar fee directly or indirectly from the Seller or any person or entity affiliated with the Seller in connection with any of the transactions contemplated hereby.

(i)           No Conflicts.  The execution, delivery and performance of this Agreement by Purchaser, and CSI and the transactions contemplated by this Agreement will not (i) violate any provisions of the certificate of incorporation, by-laws, and other organizational documents of Purchaser or CSI, (ii) violate or result in breach, default (with due notice or lapse of time or both) or the creation of any lien or encumbrance or give rise to any right of termination, cancellation or acceleration under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license or agreement to which Purchaser or CSI is a party or which affect the Business, (iii) violate any judgment, order, ruling, or regulation applicable to Purchaser as a party in interest, of (iv) violate any law, rule or decree applicable to Purchaser o CSI or any of their assets, or (v) require any filing with, notification of or consent, approval or authorization of any Governmental Body or authority, except any matters described in clauses (ii), (iii), (iv) or (v) above which would not have a material adverse effect on Purchaser.

(j)           Description of Material Contracts.  All material agreements, contracts and commitments, obligations and understandings which are not set forth in any other Schedule delivered hereunder, of the following types, written or oral (the “Purchaser Material Agreements”) which relate to the business of Purchaser or CSI and to which Purchaser or CSI is a party or by which it or any of its properties or other assets are bound, have been filed with the SEC (the “SEC Reports”).

Purchaser and CSI are not in default under (i) any security agreements and other agreements and instruments relating to the borrowing of money or extension of credit; stock option, pension, retirement, deferred compensation, hospitalization and other life, health or disability insurance, holiday, sick leave, severance, vacation, tuition reimbursement, personal loan and product purchase discount, policy manuals, or other plans, agreements, trusts, funds or arrangements for the benefit of employees (whether or not legally binding); and (ii) purchase contracts or other contracts.  All of the Purchaser Material Agreements constitute valid and legally binding obligations of the parties thereto, enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights generally or by general equitable principles, are in full force and effect.  There is not under any Purchaser Material Agreement any existing default by Purchaser or CSI, or event which, after notice or lapse of time, or both, would constitute a default or result in a right to accelerate or loss of rights under any Purchaser Material Agreement.  Neither Purchaser nor CSI has received any written notice of termination of any Purchaser Material Agreement.  True and complete copies of all of the Purchaser Material Agreements have been made available to the Purchaser.

(k)           Compliance With Laws.  Schedule 8(k) attached hereto contains a correct and complete list of all Governmental Authorizations which are required in connection with the business of CSI and Purchaser and the execution, delivery or performance of this Agreement, all of which have been obtained and are in full force and effect.  Neither Purchaser nor CSI has received any written notice of any violation with respect to any such consent, permit, license or other regulatory order that remain unabated.  Neither the ownership nor use of the CSI Shares nor the conduct of the business of CSI and Purchaser as presently conducted conflicts with the rights of any other person, firm or corporation or violates, or with or without the giving of notice or the passage of time, or both, will violate, conflict with or result in a default, right to accelerate or loss of rights under, any terms or provisions of the formation documents of CSI and Purchaser as presently in effect, or Liens, or Laws to which CSI and Purchaser are a party or by which it or the CSI Shares may be bound or affected.

(l)           Hazardous Materials and Nuisance.  Except as disclosed on Schedule 8(l) attached hereto, to the knowledge of CSI and Purchaser there are no claims pending or threatened against the business of CSI and Purchaser and/or the CSI Shares, for, with respect to, or as direct or indirect result of, the presence on or under, or the escape, seepage, leakage, spillage, discharge, or emission discharging, from the real property of CSI or Purchaser of any “Hazardous Material,” including, without limitation, any losses, liabilities, damages, injuries, costs, expenses, reasonable fees of counsel or claims asserted or arising under the Comprehensive Environmental Response, Compensation and Liabilities Act (“CERCLA”), any so-called “Super Fund” or “Super Lien” law or any other applicable federal, state or local statute, law, ordinance, code, rule, regulation, order or decree now or at any time hereafter in effect, regulating, relating to or imposing liability or standards of conduct concerning any Hazardous Material.

(m)           Employee Benefit Plans.  Except as disclosed on Schedule 8(m) attached hereto, there is not now nor, has there ever been any “Employee Benefit Plan” (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), or any other profit sharing, deferred compensation, bonus, stock option, stock purchase, pension or other compensation plan, or any other plan or arrangement to benefit employees maintained or contributed to by the Seller or any person, firm or corporation (an “Affiliate”) which are members of a “controlled group of corporations” (within the meaning of Section 414(b) of the Code, except that 50% will be substituted for 80% in Section 1563(a) of the Code) with CSI and Purchaser and in which any of the employees of CSI and Purchaser or any Affiliate participates or is eligible to participate.  No funding deficiency exists or has existed with respect to any Employee Benefit Plan covering any present or former employee of CSI and Purchaser or any Affiliate which may cause or result in a lien upon any of the CSI Shares.

(n)           Absence of Certain Business Practices.  Neither CSI or Purchaser, nor to its knowledge, any of its officers, employees or agents acting on its behalf, nor any other person acting on its behalf, has, directly or indirectly, within the past three (3) years given or agreed to give any gift or similar benefit to any customer, supplier, governmental employee or other person who is or may be in a position to help or hinder the business of CSI and Purchaser (or assist CSI or Purchaser in connection with any actual or proposed transaction) that (i) might subject the Seller to any damage or penalty in any civil, criminal or governmental litigation or proceeding, or (ii) if not given in the past would have had a materially adverse effect on the CSI Shares, business or operation of the business of CSI and Purchaser and if not continued in the future, would adversely affect the CSI Shares, the business of CSI and Purchaser or its operations or prospects.

(o)           Financial Statements.   CSI and Purchaser has delivered to the Seller during the process of the Seller’s due diligence investigation copies of all financial statements requested by the Seller (hereinafter collectively called the “CSI Financial Statements”) and which are attached hereto as Exhibit 8(o).  The CSI Financial Statements were prepared by management of the Seller in the ordinary course of business and audited by GBH CPAs, P.C. for periods through and including the period ended December 31, 2010 (the “CSI Balance Sheet Date”) and are materially complete and correct as shown on and as prepared from the books and records of CSI and fairly present the financial condition of CSI as at their respective dates and the results of CSI’s operations for the periods covered thereby, and are true and correct statements in all material respects of the financial condition of CSI at such CSI Balance Sheet Date, and do not include or omit to state any fact which renders such CSI Financial Statements materially false or misleading.  The CSI Financial Statements of the Business are prepared in accordance with GAAP.

(p)           Absence of Changes or Events.  Without limiting the foregoing, since the CSI Balance Sheet Date and through the Closing Date, there has been no material change in the Business.  Except as set forth in Schedule 8(p) attached hereto, since the CSI Balance Sheet Date, CSI and Purchaser has conducted its business only in the ordinary course and has not:

(i)           Incurred any obligation or liability, except current liabilities for trade or business obligations incurred in the ordinary course of business and consistent with its prior practice, none of which liabilities materially and adversely affects the CSI Shares or the business of CSI and Purchaser;

(ii)           Mortgaged, pledged or subjected to lien, charge, security interest or any other encumbrance or restriction on any of the CSI Shares;

(iii)           Except for the sale of inventory, in the ordinary course of business, sold, transferred, leased to others or otherwise disposed of any of the assets of CSI and Purchaser;

(iv)           Received any notice of termination of any agreement or suffered any damage, destruction or loss which has had or, with the passage of time, could have a materially adverse effect on the business of CSI and Purchaser;

(v)           Made any change in its pricing, advertising or personnel practices inconsistent with its prior practice and prudent business practices prevailing in the oil and gas industry;

(vi)           Suffered any change, event or condition which, has had or may have a materially adverse effect on the business of CSI and Purchaser or the operations or prospects thereof,

(vii)           Entered into any transaction, contract or commitment other than in the ordinary course of business which had a material adverse effect on the business of CSI and Purchaser; or

(viii)           Instituted, settled or agreed to settle any litigation, action or proceeding before any court or governmental body relating to the CSI and Purchaser or the business of CSI and Purchaser.

(q)           Absence of Undisclosed Liabilities and Conditions.  Except as and to the extent reflected or reserved against on the face of the CSI Financial Statements, and subject to the representations set forth in Section 8(o) above or as set forth on Schedule 8(q) attached hereto, or arising in the ordinary course of the business of CSI and Purchaser, as of the Closing Date, the the business of CSI and Purchaser had no debts, liabilities or obligations (whether due or to become due, absolute, accrued, contingent or otherwise) of any nature whatsoever, including, without limitation, any foreign or domestic tax liabilities or deferred tax liabilities incurred in respect of or measured by the income from the business of CSI and Purchaser, or its period prior to the Closing or any other debts, liabilities or obligations relating to or arising out of any act, transaction, circumstance or state of facts which occurred or existed on or before the Closing Date, whether or not then known, due or payable.  The Seller has no knowledge of any currently existing facts that materially adversely affect the CSI Shares.

(r)           Taxes.  As of the Closing Date, all taxes, including, without limitation, income, property, sales, use, franchise, added value, employees’ income withholding and social security taxes, imposed by any governmental entity whatsoever, which are due or payable by the Purchaser and CSI, and all interest and penalties thereon, have been paid in full, all tax returns required to be filed in connection therewith have been timely filed and all deposits required by law to be made by Purchaser and CSI with respect to employee’s withholding taxes have been duly made.  Purchaser and CSI has not been delinquent in the payment of any tax, assessment or governmental charge or deposit and has no tax deficiency or claim outstanding, proposed or assessed against it.  Except for amounts accrued, but not payable as of the Effective Date, (i) Purchaser and CSI are not liable for the payment of any taxes relating to the CSI Shares or the operation of the business of Purchaser and CSI, and (ii) the Seller shall have no liability for any taxes related to the ownership or operation of the CSI Shares or the business of Purchaser and CSI prior to the Effective Date.  Purchaser and CSI do not know of any tax deficiency or claim outstanding, proposed, or assessed against it with respect to any taxes, including, without limitation, income, property, sales, use, franchise, valued-added, employees’ income withholding, and social security taxes imposed by the United States or by an foreign country or by any state, municipality, subdivision, or instrumentality of the United States or of any foreign country, or by any other taxing authority that could have a material effect on the Seller, the CSI Shares, or the business of Purchaser and CSI, or result in the imposition of a tax lien upon any of the CSI Shares.

(s)           Books and Records.  The books and records of CSI and Purchaser are, in all material respects, complete and correct and have been maintained in accordance with standard business practice.

(t)           Insurance.  Schedule 8(t) contains a correct and complete description of all policies of insurance by or on behalf of CSI and Purchaser in which CSI and Purchaser is named as an insured party, beneficiary or loss payable payee.  CSI and Purchaser has at all times prior to the date hereof maintained and will at all times prior to the Closing Date maintain such insurance coverage.  There is no default notice of cancellation or non-renewal with respect to any material provision contained in any such policy.  Schedule 8(t) contains a correct and complete description of all outstanding insurance claims in excess of $25,000 made by or against CSI and Purchaser for damage to or loss of property or income which have been referred to insurers or which the Seller believes to be covered by commercial insurance within the five years preceding the Effective Date.

(u)           Rights of Third Parties.  Other than as disclosed in Schedule 8(u), or specifically provided for in this Agreement, CSI and Purchaser has not entered into any leases, licenses, easements or other agreements, recorded or unrecorded, granting rights to third parties in any real or personal property of CSI and Purchaser, and no person or other corporation has any right to possession, use or occupancy of any of the property of CSI and Purchaser.

(v)           Outstanding Capital Commitments.  As of the Effective Date, there were no commitment to make capital expenditures which are binding on CSI and Purchaser and which CSI and Purchaser reasonably anticipates will individually require expenditures by CSI and Purchaser after the Effective Date, other than those shown on Schedule 8(v).

(w)           Intellectual Property.  Except as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ownership or operation of CSI and Purchaser's business after Closing, all activities relating to its business, have been conducted in such a manner so as not to violate or infringe upon the rights, or give rise to any rightful claim of any person for copyright, trademark, service mark, patent, license or other intellectual property right infringement.

(x)           Schedules.  CSI and Purchaser has delivered to the Purchaser complete and correct Schedules, in form and substance reasonably acceptable to the Seller, as of the Closing Date, and complete and correct copies of the documents and other material from which such schedules were compiled.

(y)           Accuracy.  No representation, warranty, covenant or statement by CSI or Purchaser in this Agreement, the Schedules attached hereto and the certificates or other documents furnished or to be furnished to the Seller pursuant hereto, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact required to be stated herein or therein or necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not false or materially misleading.

Section 9.                      Status of Schedules and Exhibits as of Signing Date; Survival of Representations and Warranties

(a)           Status of Schedules and Exhibits as of Signing Date.  The parties each acknowledge and agree that as of the date of this Agreement is executed and delivered, none of the Schedules or Exhibits to this Agreement have been prepared, delivered, reviewed, or approved by the parties or their respective counsel.  In addition to and without in any way limiting, any other express and implied condition precedent to the obligations of any of the parties under this Agreement, the obligations of each of the parties under this Agreement are hereby made subject to and contingent upon the following:

(i)           The preparation, delivery, and approval by the parties of all of the Schedules described in this Agreement;

(ii)           The preparation , delivery , and approval by the parties of all of the Exhibits to this Agreement; and

(iii)           All other express and implied conditions precedent to the obligations of the parties under this Agreement shall have been satisfied or waived at or prior to the Closing.

(b)           In addition, not withstanding any other term, condition, covenant, or provision of this Agreement or of any Other Agreement, the parties have not made, and shall not be deemed to have made by their execution and delivery of this Agreement, any representation or warranty with respect to any:

(i)           Schedule described in this Agreement;

(ii)           Exhibit to this Agreement;

(iii)           Document or state of facts pertaining to any Schedule or Exhibit to this Agreement; or

(iv)           The intended contents to any document or state of facts pertaining to any Schedule or Exhibit to this Agreement.

(c)           Any representations or warranties with respect to those matters or items shall be made (unless waived or amended) only as of the Closing Date, and only with respect to the Schedules and Exhibits attached to this Agreement as of the Closing Date.

(d)           Survival of Representations and Warranties.  All representations and warranties made by the Seller or the Purchaser and CSI in this Agreement, including, without limitation, all representations and warranties made in any Exhibit or Schedule hereto or certificate delivered hereunder, shall survive the Closing until and through the first anniversary of the Closing Date (the “Survival Date”) provided, however, that all representations and warranties made by the Seller in Sections 7(g), 7(i), and 7(n) hereof shall survive the Closing until and through one (1) month after the expiration of the applicable statute of limitations (the “Extended Survival Date”).

Section 10.                      Covenants of the Seller.  The Seller hereby covenants and agrees:

(a)           Further Assurances.  The Seller hereby agrees that from time to time at the reasonable request of the Purchaser or CSI, and without further consideration, to execute and deliver such additional instruments and to take such other action as the Purchaser or CSI may reasonably require to convey, assign, transfer and deliver the Stock and otherwise to carry out the terms of this Agreement.  CSI hereby agrees that from time to time at the reasonable request of the Seller, and without further consideration, to execute and deliver such additional instruments and to take such other action as the Seller may reasonably require to convey, assign, transfer and deliver the CSI Shares and otherwise to carry out the terms of this Agreement.

(b)           Access to Information; Confidentiality.

(i)           Subsequent to the date hereof and prior to the Closing Date, the Seller will continue to give to the Purchaser, CSI, their counsel, accountants, and other representatives, full and free access to all properties, books, contracts, commitments and records of the Seller relating to the Stock or the Business so that the Purchaser and CSI may have full opportunity to make such investigation as they shall desire.  Purchaser and CSI covenant and agree to notify Seller of any misrepresentation or breach of warranty of which either becomes aware as a result of any such investigation.

(ii)           From and after the date of this Agreement until the Closing or the termination of this Agreement, the Seller and its representatives will maintain the confidentiality of all documents and information of a confidential nature disclosed to Seller in the course of its negotiations and the Purchaser’s and CSI’s due diligence review and will in no event use any such confidential information for any purpose other than for the evaluation of the transactions contemplated herein and in the event of termination of this Agreement will destroy all copies of documentation that CSI or Purchaser may have delivered to Seller and will not use any confidential information from the Purchaser or CSI for its own benefit.

(c)           Closing Documents.  The Seller shall execute and deliver all instruments and documents required under Section 12 as a condition precedent to the Closing hereof and take all action required to carry out the terms of this Agreement and to consummate the transactions contemplated hereby.

(d)           Conduct of Business.  From the date of this Agreement to the Closing Date, except as expressly disclosed in the Schedules to this Agreement, the Seller shall conduct its operations as engaged in at the date of this Agreement according to its ordinary course of business, as set forth in Section 7(o) above and shall maintain its records and books of account in a manner that fairly and currently reflects its financial condition and results of operations and shall not engage in any transactions other than as contemplated by this Agreement.

Section 11.                      Covenants of the Purchaser and CSI.  The Purchaser and CSI hereby covenant and warrant as follows:

(a)           Noninterference.  The Purchaser and CSI shall not take or omit to take any action that (i) if taken or omitted on or before the date of this Agreement, would make untrue any of the representations and warranties contained in Section 8 of this Agreement, or (ii) would interfere with the Purchaser’s or CSI’s ability to perform or would prevent performance of any of its obligations under this Agreement or any of the other agreements or instruments provided for herein.

(b)           Closing Documents.  The Purchaser and CSI shall execute and deliver all instruments and documents required under Section 15 as a condition precedent to the Closing hereof and take all action required to carry out the terms of this Agreement and to consummate the transactions contemplated hereby.

(c)           Access to Information; Confidentiality.

(i)           Subsequent to the date hereof and prior to the Closing Date, CSI will continue to give to the Seller, their counsel, accountants, and other representatives, full and free access to all properties, books, contracts, commitments and records of CSI and Purchaser relating to the CSI Shares so that the Seller may have full opportunity to make such investigation as it shall desire.  Seller covenants and agrees to notify CSI or Purchaser of any misrepresentation or breach of warranty of which either becomes aware as a result of any such investigation.

(ii)           From and after the date of this Agreement until the Closing or the termination of this Agreement, the Purchaser and CSI and their respective employees and representatives will maintain the confidentiality of all documents and information of a confidential nature disclosed to either of them in the course of their negotiations and the Purchaser’s and CSI’s due diligence review of Seller and will in no event use any such confidential information for any purpose other than for the evaluation of the transactions contemplated herein and in the event of termination of this Agreement will destroy all copies of documentation which Seller may have delivered to CSI or Purchaser and will not use any confidential information from the Seller for their own benefit.

(d)           Conduct of Business.  From the date of this Agreement to the Closing Date, except as expressly disclosed in the Schedules to this Agreement, Purchaser and CSI shall conduct its operations as engaged in at the date of this Agreement according to its ordinary course of business and shall maintain its records and books of account in a manner that fairly and currently reflects its financial condition and results of operations and shall not engage in any transactions other than as contemplated by this Agreement.

Section 12.                      Conditions Precedent to the Purchaser’s and CSI’s Obligations.  The obligations of the Purchaser and CSI under this Agreement are subject to the following conditions (any of which may be waived in writing in whole or in part by the Purchaser or CSI):

(a)           There shall not have been any breach of the representations, warranties, covenants and agreements of the Seller contained in this Agreement or the Schedules hereto and all such representations and warranties shall be true at all times on or before the Closing as if given at such times, except to the extent that any such representation or warranty is expressly stated to be true as of some other time.

(b)           The Seller shall have performed and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing Date.  All documents and instruments required in connection with this Agreement shall be reasonably satisfactory in form and substance to the Purchaser.

(c)           The Purchaser shall have received a certificate dated the date of the Closing and signed by the Seller, certifying that the conditions specified in subsections (a) and (b) above have been fulfilled.

(d)           The Purchaser shall have received a certificate dated the date of the Closing and signed by the Seller, certifying that there has been no material adverse change in the Stock or the Business since the Signing Date and the Seller has operated the Business in the ordinary course.

(e)           The Seller shall have obtained and delivered to the Purchaser any required consents or approvals of any other third parties whose consent is required to the transactions contemplated hereunder.

(f)           The Purchaser shall have received a bill of sale or bills of sale, title reports updated at the Closing date and such other documentation and such other good and sufficient instruments of transfer and conveyance as, in the reasonable opinion of counsel to the Purchaser, shall be effective to vest in the Purchaser good and valid title to the Stock, as herein provided.

(g)           The Purchaser shall have received originals or certified copies, reasonably satisfactory in form and substance to the Purchaser, of all such corporate documents of the Seller as the Purchaser shall reasonably require, including without limitation the following:

(i)           the Articles of Formation of the Seller and all amendments thereto and restatements thereof certified as of a recent date by the Secretary of State of the State of Delaware;

(ii)           the Operating Agreement of the Seller and all amendments thereto and restatements thereof certified as of the Closing Date by an officer of the Seller;

(iii)           certificate of existence of the Secretary of State of the State of Delaware certifying as of a recent date that the Seller exists and is in good standing under the laws of its state of formation;

(h)           The Purchaser shall have received certified resolutions of the Seller’s board of directors authorizing the transactions contemplated by this Agreement.

(i)           A total of seven (7) persons shall have been elected by the Seller and two (2) by CSI to the Board of Directors of CSI to serve for at least one year and until his successor is elected and qualifies and the then sitting Board shall elect new officers proposed by Seller.

(j)           CSI's Shareholders shall have approved:  (A) a reverse split of the issued and outstanding common stock so that there are not more than eight million five hundred thousand (8,500,000) shares issued and outstanding post-split upon the closing, and (B) the transfer of all right, title and interest to CSI's energy, (oil and gas) assets and operations into its wholly-owned subsidiary, the Purchaser.

(k)           CSI shall have applied for a dual Listing on the NYSE Amex.

(l)           The Purchaser shall have received such financial statements prepared in accordance with the GAAP for Elkhorn Goldfields, Inc. (“EGI”) and Montana Tunnels Mining, Inc. (“MTMI”) as may be required by the SEC.

(m)           The Purchaser shall have received copies of all tax returns for EGI and MTMI for the last three (3) fiscal years.

(n)           The Purchaser shall have received all environmental reports for EGI and MTMI in their operation of the Business.

(o)           Since the Balance Sheet Date and through the Closing Date, there shall not have occurred any material change in the Stock or underlying assets or the condition (financial or otherwise) of the Business, its properties or prospects.

(p)           The Purchaser shall have received all documents required to be delivered to the Purchaser under any other provision of this Agreement.

(q)           The Purchaser shall have received a Certificate of Incumbency identifying the officers and Managers of the Seller immediately before Closing.

(r)           All applicable federal, foreign, state or local filing and licensing requirements related to or in connection with the proposed transaction have been satisfied, and all applicable federal, foreign, state or local regulatory approvals required to consummate the proposed transaction have been received.

Section 13.                      intentionally deleted

Section 14.                      Risk of Loss; Damage to or Destruction of Assets.

Seller assumes all risks and liability for damage or injury occurring to the assets of the Business by fire, storm, accident, or other casualty until the Closing has been consummated.  If the assets of the Business sustain major or material damage during the period from and after the Signing Date and prior to the Closing caused by fire or other casualty, either Seller or Purchaser may respectively elect to terminate this Agreement by written notice to the other within fifteen (15) days after notice of such event, or at Closing, whichever is earlier.  If neither Seller nor Purchaser so elects pursuant to this Section 14 to terminate its obligations under this Agreement, the Closing will take place as provided herein without abatement of the Purchase Price and Seller will have no obligation of repair or replacement.

Section 15.                      Conditions Precedent to the Seller’s Obligations.  The obligations of the Seller under this Agreement are subject to the following conditions (any of which may be waived in writing in whole or in part by the Seller):

(a)           CSI shall take such steps as are necessary to insure that there are no more then eight million five hundred thousand (8,500,000) shares of common stock of CSI issued and outstanding on a fully diluted basis at the time of Closing.

(b)           There shall not have been any breach of the representations, warranties, covenants and agreements of the Purchaser or CSI contained in this Agreement, and all such representations and warranties shall be true at all times at and before the Closing, except to the extent that any such representation or warranty is expressly stated to be true as of some other time.

(c)           The Purchaser and CSI each shall have performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by either of them.  All documents and instruments required in connection with this Agreement shall be reasonably satisfactory in form and substance to the Seller.

(d)           The Seller shall have received a certificate dated the date of the Closing and signed by the Purchaser and CSI, certifying that the conditions specified in subsections (a), (b) and (c) above have been fulfilled.

(e)           At the Closing, the Seller shall have received the Purchase Price as set forth in Sections 2 and 3 hereof.

(f)           Simultaneous with the Closing there shall be a separate financial transaction or transactions in an amount of at least $7,500,000.00 for working capital into CSI.  The terms and conditions of such financing shall be subject to the Seller’s approval in its sole discretion.

(g)           The Seller shall have received copies of the minutes and resolutions of the Board of Directors of the Purchaser and CSI showing the authorization and approval by such Boards of the execution and delivery by the Purchaser and CSI to the Seller of this Agreement and the agreements and instruments provided for herein and of the performance of the obligations of the Purchaser and CSI under this Agreement and such other instruments and agreements, and evidencing the authority of each person executing this Agreement and such other instruments and agreements on behalf of each of them to do so, certified as of a recent date by each Secretary or another officer of the Purchaser and CSI, as the Seller may reasonably request.

(h)           The Seller shall have received a certificate of good standing from each of Purchaser and CSI and a certificate of incumbency identifying the officers and directors of the Purchaser and CSI immediately before Closing.

(i)           The Seller shall have received such financial statements prepared in accordance with the GAAP for Purchaser and CSI.

(j)           Seller shall have received copies of all tax returns for Purchaser and CSI for the last three (3) fiscal years.

(k)           Seller shall have received all environmental reports for Purchaser and CSI in their operation of their business.

(l)           Since the CSI Balance Sheet Date and through the Closing Date, there shall not have occurred any material change in the CSI Shares or underlying assets or the condition (financial or otherwise) of the business of Purchaser and CSI, its properties or prospects.

(m)           The Seller shall have received all documents required to be delivered to the Seller under any other provision of this Agreement.

(n)           CSI shall have filed the Certificate of Designation and Preferences with the Delaware Secretary of State.

(o)           All applicable federal, foreign, state or local filing and licensing requirements related to or in connection with the proposed transaction have been satisfied, and all applicable federal, foreign, state or local regulatory approvals required to consummate the proposed transaction have been received.

Section 16.                      Conditions Precedent to Obligations of Both Seller and Purchaser.  The obligations of both the Seller and the Purchaser to complete this transaction shall be subject to the fulfillment at or prior to the Closing Date of the following conditions, any of which can be waived by mutual consent of the Parties:

(a)           No Injunctions.  No action or proceeding shall have been instituted or threatened by any public authority or private person prior to the Closing before any court or administrative body to restrain, enjoin or otherwise prevent the consummation of this transaction or to recover any damages or obtain other relief as a result of this transaction.

(b)           Due Diligence.  The Seller and the Purchaser shall each have been afforded the opportunity to complete their due diligence and conduct a review of the business and prospects of the other, and shall be reasonably satisfied as to such business and prospects.

(c)           Consents.  Any consent to the transaction considered by the Seller or the Purchaser to be necessary or advisable under any agreement or contract, the withholding of which might have, in the judgment of the Seller or the Purchaser, a material adverse effect on the financial condition of the Business, shall have been obtained.

(d)           Approval.  Approval by the respective shareholders or members (if required) and Boards of Directors or Managers, and to all requisite corporate authorizations, of the parties thereto.

Section 17.                      Termination.

(a)           This Agreement may be terminated at any time prior to the Closing Date:

(i)           By mutual written consent of the Seller, the Purchaser and CSI; or (ii) By the Purchaser, if the Seller has materially breached any of its representations, warranties or covenants under this Agreement; or (iii) By the Seller, if the Purchaser or CSI has materially breached any of its representations, warranties or covenants under this Agreement, or (ii) By either party if the Closing has not occurred within 120 calendar days of the Signing Date.

(b)           In the event of termination of this Agreement, Sections 10 (b)(ii), 11(c)(ii), 23, 24, 25, and 29 of this Agreement shall survive any such termination.

(c)           The parties recognize that their rights under this Agreement are unique and, accordingly, the parties shall, in addition to such other remedies as may be available to any of them at law or in equity have the right to enforce their rights hereunder by actions for injunctive relief and specific performance to the extent permitted by applicable law so long as the party seeking such relief is prepared to consummate the transactions contemplated hereby.  The parties hereby agree that monetary damages would not be adequate compensation for any loss incurred by reason of a breach of the provisions of this Agreement and hereby agree to waive the defense in any action for specific performance that a remedy at law would be adequate.  The parties waive any requirement (i) for security or the posting of any bond or other surety in connection with any temporary or permanent award or injunctive, mandatory or other equitable relief an d (ii) the defense that the party moving for such relief has an adequate remedy at law, but the parties do not waive the requirement of such moving party to prove all other elements of any such temporary or permanent award or injunctive, mandatory or other equitable relief and all other defenses and obligations of the non-moving party are preserved.

Section 18.                      Exclusivity.  Seller and its affiliates and their respective officers, directors, employees and agents shall not initiate, solicit, encourage, directly or indirectly, or accept any offer or proposal, regarding the possible acquisition by any person other than Purchaser of Seller (including any material assets) and shall not (other than in the ordinary course of business as heretofore conducted) provide any confidential information regarding the Seller, its assets or business to any person other than Purchaser and its representatives for a period ending the earlier of (i) August 1, 2011, or (ii) termination as set forth in paragraph 17 above (the “Exclusivity Period”), unless the Purchaser and Seller mutually agree to an extension of the Exclusivity Period.

Section 19.                      Bulk Sale Act.  The Seller and the Purchaser agree to waive compliance with all applicable State Bulk Sales Acts and the rules and regulations promulgated thereunder.

Section 20.                      Orderly Transfer.  The Seller shall, and hereby agrees to, cooperate with the Purchaser and CSI in all reasonable ways, at no direct or indirect cost to the Seller, in effecting any orderly transfer to the Purchaser of the Stock to be acquired by the Purchaser hereunder.

Section 21.                      Parties in Interest.  Subject to Section 32, this Agreement shall be binding upon and shall inure to the benefit of the parties and their successors and assigns.  Nothing herein expressed or implied is intended or shall be construed to confer upon or to give any person, firm, or corporation other than the parties hereto any rights or remedies under or by reason hereof.

Section 22.                      Entire Agreement.  This instrument, including the Schedules and Exhibits hereto and a certain confidentiality agreement dated February 15, 2011, between the parties, which shall survive in full force and be incorporated herein, contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and shall not be modified or affected by any offer, proposal, statement or representation, oral or written, made by or for any party in connection with the negotiation of the terms hereof.  All references herein to this Agreement shall specifically include, incorporate and refer to the Schedules and Exhibits attached hereto which are hereby made a part hereof.  There are no representations, promises, warranties, covenants, undertakings or assurances (express or implied) other than those expressly set forth or provided for herein and in the other documents referred to herein.  This Agreement may not be modified or amended orally, but only by writing signed by all the parties hereto.

Section 23.                      Governing Law; Consent to Jurisdiction.  This Agreement and all rights and obligations hereunder shall be governed by, and construed in accordance with, the laws of the State of Colorado, applicable to agreements made and to be performed wholly within said State, without regard to the conflicts of laws principles of such State.

Section 24.                      Expenses.  Each party hereto shall pay its own expenses and fees incidental to the preparation of this Agreement, the carrying out of the provisions of this Agreement and the consummation of the transactions contemplated hereby, except as hereinafter described.

Section 25.                      IRS Forms 8594.  Purchaser and Seller agree to attach to their respective federal income tax returns for the taxable year in which the Closing occurs IRS Form 8594 completed consistently with the allocation of the Purchase Price agreed upon in accordance with Section 12(n).

Section 26.                      Arbitration.  Any dispute with respect to this Agreement shall be resolved by mediation and, if mediation is not successful, then by arbitration as provided herein.

The parties agree first to endeavor to settle the dispute in an amicable manner by mediation administered by the American Arbitration Association (the “AAA”) or such other mediation service as is mutually agreeable to the parties to the dispute under either the AAA’s Commercial Mediation Rules or such other commercial mediation rules as is mutually agreeable to the parties to the dispute.  The mediation shall take place in Denver, Colorado, with representatives of the parties present with full authority to negotiate a settlement.  The parties must participate in the Mediation process with a neutral mediator for at least 10 hours over at least 2 days prior to commencement of any arbitration.  If a party to the dispute refuses to participate in the mediation, the party demanding mediation may either compel mediation by seeking an appropriate order from a court of competent jurisdiction or proceed immediately to arbitration.  Thereafter, any unresolved dispute shall be settled by arbitration administered by the AAA or such other arbitration service as is mutually agreeable to the parties to the dispute in accordance with the AAA’s Commercial Arbitration Rules or such other commercial arbitration rules as is mutually agreeable to the parties to the dispute.  Judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof, and the resolution of the disputed matter as determined by the arbitrator(s) shall be binding on the parties.  Any such mediation or arbitration shall be conducted in Denver.

Any party may, without inconsistency with this Agreement, seek from a court any interim or provisional relief that may be necessary to protect the rights or property of that party pending the establishment of the arbitral tribunal, or pending the arbitral tribunal’s determination of the merits of the controversy.

The arbitrator(s) may award costs and fees to the prevailing party if, in his/her (their) discretion, the non-prevailing party did not prosecute the arbitration or settlement of the dispute in good faith.  “Costs and fees” for this purpose shall mean reasonable pre-award expenses of the arbitration, including fees for the arbitrator(s), administrative fees, travel expenses, out-of-pocket expenses such as copying and telephone, court costs, witness fees and attorneys’ fees.  Except as otherwise awarded by the arbitrator(s), all costs and fees shall be borne by the party incurring such costs and fees.

The award shall be in writing and shall be signed by the arbitrator(s) and shall include a statement regarding the disposition of any statutory claim.

Section 27.                      EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 28.                      Severability.  If any part of this Agreement is held to be unenforceable or invalid under, or in conflict with, the applicable law of any jurisdiction, the unenforceable, invalid or conflicting part shall, to the extent permitted by applicable law, be narrowed or replaced, to the extent possible, with a judicial construction in such jurisdiction that effectuates the intent of the parties regarding this Agreement and such unenforceable, invalid or conflicting part.  To the extent permitted by applicable law, notwithstanding the unenforceability, invalidity or conflict with applicable law of any part of this Agreement, the remaining parts shall be valid, enforceable and binding on the parties.

Section 29.                      Notices.

(a)           All notices, requests, consents and demands by the parties hereunder shall be delivered by hand, by telecopier, by recognized national overnight courier or by deposit in the United States mail, postage prepaid, by registered or certified mail, return receipt requested, addressed to the party to be notified at the addresses set forth below:

(i)           if to the Seller:

Patrick W.M. Imeson
Managing Director/Principal
Black Diamond Financial Group LLC
3600 South Yosemite Street
Suite 360
Denver, Colorado 80237
303 865 5522

with a copy to:

Steven N. Levine
Messner & Reeves, LLC
1401 Wynkoop Street, Suite 300
Denver, Colorado 80202
Main: (303) 623-1800
Fax:  (303) 623-0552

(ii)           if to the Purchaser/CSI:

Gary Kucher
President
Consolidation Services, Inc
2300 W. Sahara Avenue
Suite 800
Las Vegas, NV 89102
(702) 949-9449 Office
(702) 932-1577 Fax

with a copy to:

Elliot H. Lutzker
Davidoff Malito & Hutcher LLP
605 Third Ave., 34th Floor
New York, NY 10158
Direct:  (646) 428-3210
Main: (212) 557-7200
Fax:  (212) 286-1884

(b)           Notices given by mail shall be deemed effective on the earlier of the date shown on the proof of receipt of such mail or, unless the recipient proves that the notice was received later or not received, three (3) days after the date of mailing thereof.  Other notices shall be deemed given on the date of receipt.  Any party hereto may change the address specified herein by written notice to the other parties hereto.

Section 30.                      Amendment; Non-Waivers.  Any provision of this Agreement may be amended, if and only if, such amendment is written and signed by each party to this Agreement.  Neither any failure nor any delay on the part of any party to this Agreement in exercising any right, power or privilege hereunder shall operate as a waiver of any rights of such party, unless such waiver is made by a writing executed by the party and delivered to the other parties hereto, nor shall a single or partial exercise of any right preclude any other or further exercise of any other right, power or privilege accorded to any party hereto.

Section 31.                      Disclosure.  From and after the date of this Agreement until the Closing or the termination of this Agreement, the Seller will not (i) solicit or encourage inquiries or proposals with respect to, or furnish any information relating to, or participate in, any negotiations or discussions concerning the sale of the Stock with anyone other than the Purchaser; or (ii) unless otherwise required by law, neither party shall make any public announcement without prior approval of the language of such announcement by the other.

Section 32.                      Assignment.  This Agreement may not be assigned by any party without the prior written consent of the other parties.

Section 33.                      Further Action.  Each of the parties hereto shall use its best efforts to take or cause to be taken, and to cooperate with the other parties hereto to the extent necessary with respect to, all action, and to do, or cause to be done, consistent with applicable law, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement.

Section 34.                      Headings.  The headings contained herein are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

Section 35.                      Counterparts.  This Agreement may be executed and delivered in multiple counterpart copies, each of which shall be an original and all of which shall constitute one and the same agreement.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement on the date first above written.

ELKHORN GOLDFIELDS, LLC
(SELLER)

By: /s/ Robert Trenaman
Robert Trenaman

Its: President

CSI RESOURCES, INC.
(PURCHASER)

By: /s/ Gary Kucher
Gary Kucher, President

CONSOLIDATION SERVICES, INC.
(CSI)

By: /s/ Stephen M. Thompson
Stephen M Thompson, CEO